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                                                                    EXHIBIT 10.1

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                              INDEMNITY AGREEMENT

                                    Between

                             HORIZON OFFSHORE, INC.

                                      and

                             _____________________






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                              INDEMNITY AGREEMENT


     This Agreement is made by and between HORIZON OFFSHORE, INC., a Delaware corporation (the "Corporation"), and _______________________ ("Indemnitee").

     In consideration of Indemnitee's continued service after the date hereof, the Corporation and Indemnitee do hereby agree as follows:

     1. AGREEMENT TO SERVE. Indemnitee shall serve or continue to serve as a director of the Corporation and any other corporation, subsidiary, partnership, joint venture or trust or other enterprise of which he is serving at the request of the Corporation and agrees to serve in that capacity for so long as he is duly elected or appointed and qualified or until such earlier time as he tenders his resignation in writing.

     2.   DEFINITIONS.  As used in this Agreement:

          (a) The term "Claim" shall mean any threatened, pending or completed claim, action, suit or proceeding, including appeals, whether civil, criminal, administrative or investigative and whether made judicially or extra-judicially, including any action by or in the right of the Corporation or any separate issue or matter therein, as the context requires.

          (b) The term "Determining Body" shall mean (i) those members of the Board of Directors who do not have a direct or indirect interest in the Claim for which indemnification is being sought ("Impartial Directors"), if there are at least two Impartial Directors, or (ii) a committee of at least two directors appointed by the Board or a duly authorized committee thereof (regardless whether the directors voting on such appointment are Impartial Directors) and composed of Impartial Directors or (iii) if there are fewer than two Impartial Directors or if the Board of Directors or a duly authorized committee thereof so directs (regardless whether the members thereof are Impartial Directors), independent legal counsel, which may be the regular outside counsel of the Corporation, as determined by the Impartial Directors or, if no such directors exist, the full Board of Directors.

          (c) The term "Disbursing Officer" shall mean the Treasurer of the Corporation or, if the Treasurer has a direct or indirect interest in the Claim for which indemnification is being sought, any officer who does not have such an interest and who is designated by the Chairman of the Board to be the Disbursing Officer with respect to indemnification requests related to the Claim, which designation shall be made promptly after receipt of the initial request for indemnification with respect to such Claim.

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          (d) The term "Expenses" shall mean any expenses or costs including, without limitation, attorney's fees, judgments, punitive or exemplary damages, fines, excise taxes or amounts paid in settlement. If any of the foregoing amounts paid on behalf of Indemnitee are not deductible by Indemnitee for federal or state income tax purposes, the Corporation shall reimburse Indemnitee for any resulting tax liability with respect thereto by paying to Indemnitee an amount which, after taking into account taxes on such amount, equals Indemnitee's incremental tax liability as a result of such expense or cost.

     3. LIMITATION OF LIABILITY. To the fullest extent permitted by the Certificate of Incorporation and By-laws of the Corporation (each as in effect on the date hereof and, if and to the extent such provisions are amended to permit further limitations, in effect at any time prior to the determination of liability that would exist but for the provisions of this Agreement) Indemnitee shall not be liable for breach of his fiduciary duty as a director.

     4. MAINTENANCE OF INSURANCE. The Corporation currently intends to purchase policies of insurance that provide insurance protection to its directors, officers and employees against some liabilities which may be incurred by them on account of their services to the Corporation. The Corporation may, but shall not be required to, continue all or part of such insurance in effect. If such insurance is maintained by the Corporation, the insurance, to the extent of the coverage it provides, shall be primary and indemnification shall be made pursuant to this Agreement only to the extent that the director is not reimbursed pursuant to such insurance coverage. If such insurance is not maintained by the Corporation, the Indemnitee shall be entitled to indemnification by the Corporation in accordance with the provisions of this Agreement.

     5.   ADDITIONAL INDEMNITY.

          (a) To the extent any Expenses incurred by Indemnitee are in excess of the amounts reimbursed or indemnified pursuant to the provisions of Section 4 hereof, the Corporation shall indemnify, defend and hold harmless Indemnitee against any Expenses actually and reasonably incurred by Indemnitee (as they are incurred) in connection with any Claim against Indemnitee (whether as a subject of or party to, or a proposed or threatened subject of or party to, the Claim), or involving Indemnitee solely as a witness or person required to give evidence, by reason of Indemnitee's position (i) as a director of the Corporation, (ii) as a director of any subsidiary of the Corporation or as a fiduciary with respect to any employee benefit plan of the Corporation, or (iii) as a director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust or other for profit or not for profit entity or enterprise, if such position is or was held at the request of the Corporation, whether relating to service in such position before or after the effective date of this Agreement, if (A) the Indemnitee is successful in his defense of the Claim on the merits or otherwise or (B) the Indemnitee has been found by the Determining Body to have met the Standard of Conduct (as hereinafter defined); provided that no indemnification shall be made in respect of any Claim as to which Indemnitee shall have been adjudicated in a final judgment to be liable for willful or intentional misconduct in the performance of his duty to the Corporation or to have obtained an improper personal benefit, unless, and only to the extent that, a court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Expenses which the court shall deem proper.

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          (b) For purposes of this Agreement, the "Standard of Conduct" is met when conduct by an Indemnitee with respect to which a Claim is asserted was conduct performed in good faith which Indemnitee reasonably believed to be in, or not opposed to, the best interest of the Corporation, and, in the case of a Claim which is a criminal action or proceeding, conduct that the Indemnitee had no reasonable cause to believe was unlawful. The termination of any Claim by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not meet the Standard of Conduct.

          (c) Promptly upon becoming aware of the existence of any Claim as to which Indemnitee may be indemnified for Expenses and as to which Indemnitee desires to obtain indemnification, Indemnitee shall notify the Chairman of the Board of the Corporation, but the failure to promptly notify the Chairman of the Board shall not relieve the Corporation from any obligation under this Agreement. Upon receipt of such request, the Chairman of the Board shall promptly advise the members of the Board of Directors of the request and that the establishment of a Determining Body with respect to Indemnitee's request for indemnification as to the Claim will be presented at the next regularly scheduled meeting of the Board. If a meeting of the Board of Directors is not regularly scheduled within 120 calendar days of the date the Chairman of the Board receives notice of the Claim, the Chairman of the Board shall cause a special meeting of the Board of Directors to be called within such period in accordance with the provisions of the Corporation's By-laws. After the Determining Body has been established, the Determining Body shall inform the Indemnitee of the constitution of the Determining Body and Indemnitee shall provide the Determining Body with all facts relevant to the Claim known to such Indemnitee, and deliver to the Determining Body all documents relevant to the Claim in Indemnitee's possession. Before the 60th day after its receipt from the Indemnitee of such information (the "Determination Date"), together with such additional information as the Determining Body may reasonably request of Indemnitee prior to such date (the receipt of which shall not begin a new 60-day period) the Determining Body shall determine whether or not Indemnitee has met the Standard of Conduct and shall advise Indemnitee of its determination. If Indemnitee shall have supplied the Determining Body with all relevant information, including all additional information reasonably requested by the Determining Body, any failure of the Determining Body to make a determination by or on the Determination Date as to whether the Standard of Conduct was met shall be deemed to be a determination that the Standard of Conduct was met by Indemnitee.

          (d) If at any time during the 60-day period ending on the Determination Date, Indemnitee becomes aware of any relevant facts not theretofore provided by him to the Determining Body, Indemnitee shall inform the Determining Body of such facts, unless the Determining Body has obtained such facts from another source. The provision of such facts to the Determining Body shall not begin a new 60 day period.

          (e) The Determining Body shall have no power to revoke a determination that Indemnitee met the Standard of Conduct unless Indemnitee (i) submits to the Determining Body at any time during the 60 days prior to the Determination Date fraudulent information, (ii) fails to comply with the provisions of Section 4(d) hereof, or (iii) intentionally fails to submit information or documents relevant to the Claim reasonably requested by the Determining Body prior to the Determination Date.

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          (f) In the case of any Claim not involving any threatened or pending criminal proceeding,

                (i) if prior to the Determination Date the Determining Body has affirmatively made a determination that the Indemnitee met the Standard of Conduct (not including a determination deemed to have been made by inaction), the Corporation may, except as otherwise provided below, individually or jointly with any other indemnifying party similarly notified, assume the defense thereof with counsel reasonably satisfactory to the Indemnitee (who shall not, except with the written consent of Indemnitee, be counsel to the Corporation). If the Corporation assumes the defense of the Claim, it shall notify Indemnitee of such action and keep Indemnitee informed as to the progress of such defense, including any proposed settlements, so that Indemnitee may make an informed decision as to the need for separate counsel. After notice from the Corporation that it is assuming the defense of the Claim, it will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ its own counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after such notice from the Corporation of its assumption of the defense shall be at the expense of Indemnitee unless (A) the employment of counsel by Indemnitee has been authorized by the Corporation, (B) Indemnitee shall have concluded reasonably that there may be a conflict of interest between the Corporation and Indemnitee in the conduct of the defense of such action or (C) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the Corporation. The Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or in the right of the Company or as to which Indemnitee shall have made the conclusion provided for in (B) above; and

                (ii) the Corporation shall fairly consider any proposals by Indemnitee for settlement of the Claim. If the Corporation proposes a settlement of the Claim and such settlement is acceptable to the person asserting the Claim, or the Corporation believes a settlement proposed by the person asserting the Claim should be accepted, it shall inform Indemnitee of the terms of such proposed settlement and shall fix a reasonable date by which Indemnitee shall respond. If Indemnitee agrees to such terms, he shall execute such documents as shall be necessary to make final the settlement. If Indemnitee does not agree with such terms, Indemnitee may proceed with the defense of the Claim in any manner he chooses, provided that if Indemnitee is not successful on the merits or otherwise, the Corporation's obligation to indemnify such Indemnitee as to any Expenses incurred following his disagreement shall be limited to the lesser of (A) the total Expenses incurred by Indemnitee following his decision not to agree to such proposed settlement or (B) the amount that the Corporation would have paid pursuant to the terms of the proposed settlement. If, however, the proposed settlement would impose upon Indemnitee any requirement to act or refrain from acting that would materially interfere with the conduct of Indemnitee's affairs, Indemnitee may refuse such settlement and continue his defense of the Claim, if he so desires, at the Corporation's expense in accordance with the terms and conditions of this Agreement without regard to the limitations imposed by the immediately preceding sentence. In any event, the Corporation shall not be obligated to indemnify Indemnitee for any amount paid in a settlement that the Corporation has not approved.

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          (g) In the case of any Claim involving a proposed, threatened or pending criminal proceeding, Indemnitee shall be entitled to conduct the defense of the Claim with counsel of his choice and to make all decisions with respect thereto; provided that the Corporation shall not be obliged to indemnify Indemnitee for any amount paid in settlement of such a Claim unless the Corporation has approved such settlement.

          (h) After notifying the Corporation of the existence of a Claim, Indemnitee may from time to time request the Corporation to pay the Expenses (other than judgments, fines, penalties or amounts paid in settlement) that he incurs in pursuing a defense of the Claim prior to the time that the Determining Body determines whether the Standard of Conduct has been met. The Disbursing Officer shall pay to Indemnitee the amount requested (regardless of Indemnitee's apparent ability to repay such amount) upon receipt of an undertaking by or on behalf of Indemnitee to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation under the circumstances.

          (i) After it has been determined that the Standard of Conduct has been met, for so long as and to the extent that the Corporation is required to indemnify Indemnitee under this Agreement, the provisions of Section 5(h) shall continue to apply with respect to Expenses incurred after such time except that
(i) no undertaking shall be required of Indemnitee and (ii) the Disbursing Officer shall pay to Indemnitee the amount of any fines, penalties or judgments against him which have become final and for which he is entitled to indemnification hereunder, and any amount of indemnification ordered to be paid to him by a court.

          (j) Any determination by the Corporation with respect to settlement of a Claim shall be made by the Determining Body.

          (k) All determinations and judgments made by the Determining Body hereunder shall be made in good faith.

          (l) The Corporation and Indemnitee shall keep confidential to the extent permitted by law and their fiduciary obligations all facts and determinations provided pursuant to or arising out of the operation of this Agreement and the Corporation and Indemnitee shall instruct its or his agents and employees to do likewise.

     6.   ENFORCEMENT.

          (a) The rights provided by this Agreement shall be enforceable by Indemnitee in any court of competent jurisdiction.

          (b) If Indemnitee seeks a judicial adjudication of his rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all expenses actually and reasonably incurred by him in connection with such proceeding, but only if he prevails therein. If it shall be determined that Indemnitee is entitled to receive part but not all of the relief sought, then the Indemnitee shall be entitled to be reimbursed for all expenses incurred by him in connection with such judicial adjudication if the amount to which he is determined to be entitled exceeds 50% of the

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amount of his claim. Otherwise, the expenses incurred by Indemnitee in connection with such judicial adjudication shall be appropriately prorated.

          (c) In any judicial proceeding described in this Section 6, the Corporation shall bear the burden of proving that Indemnitee is not entitled to the relief sought, even if the Determining Body prior to the Determination Date determined that Indemnitee failed to meet the Standard of Conduct. If prior to the Determination Date the Determining Body failed to make a determination that Indemnitee did not meet the Standard of Conduct, it shall not be a defense to such suit that Indemnitee did not meet the Standard of Conduct.

     7. SAVING CLAUSE. If any provision of this Agreement is determined by a court having jurisdiction over the matter to violate or conflict with applicable law, the court shall be empowered to modify or reform such provision so that, as modified or reformed, such provision provides the maximum indemnification permitted by law and such provision, as so modified or reformed, and the balance of this Agreement, shall be applied in accordance with their terms. Without limiting the generality of the foregoing, if any portion of this Agreement shall be invalidated on any ground, the Corporation shall nevertheless indemnify an Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated and to the full extent permitted by law with respect to that portion that has been invalidated.

     8. NON-EXCLUSIVITY. (a) The indemnification and advancement of Expenses provided by or granted pursuant to this Agreement shall not be deemed exclusive of any other rights to which Indemnitee is or may become entitled under any statute, certificate of incorporation, by-law, authorization of stockholders or directors, agreement, or otherwise.

          (b) It is the intent of the Corporation by this Agreement to indemnify and hold harmless Indemnitee to the fullest extent permitted by law, so that if applicable law would permit the Corporation to provide broader indemnification rights than are currently permitted, the Corporation shall indemnify and hold harmless Indemnitee to the fullest extent permitted by applicable law notwithstanding that the other terms of this Agreement would provide for lesser indemnification.

     9. CONFIDENTIALITY. The Corporation and Indemnitee shall keep confidential to the extent permitted by law and their fiduciary obligations all information and determinations provided pursuant to or arising out of the operations of this Agreement and the Corporation and Indemnitee shall instruct its or his agents and employees to do likewise.

     10. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall constitute the original.

     11. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware.

     12. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon Indemnitee and upon the Corporation, its successors and assigns, and shall inure to the benefit of the Indemnitee's

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heirs, personal representatives, and assigns and to the benefit of the
Corporation, its successors and assigns.

     13. AMENDMENT. No amendment, modification, termination or cancellation of this Agreement shall be effective unless made in writing signed by the Corporation and Indemnitee. Notwithstanding any amendment, modification, termination or cancellation of this Agreement or any portion hereof, Indemnitee shall be entitled to indemnification in accordance with the provisions hereof with respect to any acts or omissions of Indemnitee which occur prior to such amendment, modification, termination or cancellation.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the date and year first above written.


                              HORIZON OFFSHORE, INC.



                              By:
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                              INDEMNITEE




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